UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2005
Symbol Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1 -9802	112308681

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Symbol Plaza, Holtsville, New York		11742

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 738 - 2400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Symbol Technologies, Inc. (the “Registrant”) is furnishing herewith its press release dated November 2, 2005 disclosing third quarter results for the period ended September 30, 2005. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Management of the Registrant will host a teleconference on November 2, 2005 at 5:30 PM ET to discuss the subjects covered by the press release. Details on accessing the teleconference are contained in the press release. Audio replay of the teleconference will be available on the Registrant’s website at http://www.symbol.com/investor from Tuesday, November 2, 2005 at 7:30 PM ET through November 30, 2005, on a 24 hour basis. Copies of any supplemental materials discussed on the teleconference will be available on the Registrant’s website at http://www.symbol.com/investor.
The information in this Item 2.02 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press release reporting the Registrant’s Q3 2005 Financial Results, dated November 2, 2005

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symbol Technologies, Inc.

November 2, 2005	By:	/s/ Salvatore Iannuzzi

Name: Salvatore Iannuzzi
Title: Senior Vice President, Chief
Administrative and Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release reporting the Registrant’s Q3 2005 Financial Results, dated November 2, 2005